UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2010

PLC Systems Inc.

(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada	1-11388	04-3153858
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

10 Forge Park, Franklin, Massachusetts	02038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 541-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Asset Purchase Agreement and Amendment to Distribution Agreement

PLC Systems, Inc., a Yukon Territory corporation (the “Company”), has entered into an Asset Purchase Agreement (the “Purchase Agreement”) dated November 5, 2010 with PLC Medical Systems, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“PLC Medical”), PLC Sistemas Medicos Internacionais (Deutschland) GmbH, a German corporation and a wholly owned subsidiary of the Company, and Novadaq Corp., a Delaware corporation (the “Buyer”), pursuant to which the Company will sell substantially all of the assets of its CO2 transmyocardial revascularization business (the “TMR Business”) to the Buyer (the “Asset Sale”).  The Company will retain all cash and cash equivalents, all receivables, certain inventory and other property specified in the Purchase Agreement, its equity interests in its subsidiaries and all liabilities related to the TMR Business other than liabilities that begin to accrue after the closing date of the Asset Sale related to contracts assumed by the Buyer.  The Buyer shall also assume continuing obligations under customer service agreements specified in the Purchase Agreement (the “Customer Service Obligations”).  Novadaq Technologies Inc., a Canadian corporation of which the Buyer is a wholly owned subsidiary (the “Buyer Parent”), has guaranteed the performance of all obligations of the Buyer under the Purchase Agreement.

In March 2007, the Company entered into an Amended and Restated Distribution Agreement (the “Distribution Agreement”) with the Buyer, Buyer Parent and PLC Medical, pursuant to which PLC Medical appointed the Buyer to be the exclusive distributor of products related to the TMR Business.  The terms of the Distribution Agreement were previously disclosed in, and the agreement was filed as an exhibit to, the Company’s quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 15, 2007.  Revenues from sales to Buyer under the Distribution Agreement accounted for 78% of the Company’s revenues for the nine months ended September 30, 2010.  Dr. Brent Norton, one of the Company’s directors, is also a member of the board of directors of the Buyer Parent.  There are no other material existing relationships among the Company, Buyer and Buyer Parent or any of their respective affiliates, other than with respect to the Purchase Agreement and the related ancillary agreements.

The Buyer will pay the Company $1,000,000 in cash at the closing of the Asset Sale (the “Closing”) in addition to assuming the Customer Service Obligations, which totaled approximately $692,000 as of September 30, 2010 and are not expected to be materially different as of the closing date.  The assumption of the Customer Service Obligations as of the closing date is considered to be additional purchase price paid by the Buyer, beyond the $1,000,000 in cash also due at Closing.

The Company intends to use the proceeds from the Asset Sale to advance its RenalGuard business, to further extend the time frame during which the Company can continue to operate and to attempt to secure additional funding, for which there can be no assurance that the Company will be successful in obtaining, which will be necessary to sustain its ongoing operations, or otherwise find a purchaser for the Company or its RenalGuard assets.  The Company does not intend to distribute any proceeds from the Asset Sale to Company stockholders.

The Purchase Agreement contains customary representations and warranties, covenants and indemnification provisions.  The Closing is subject to closing conditions, including the approval of the Asset Sale by the Company’s stockholders, the exercise of dissent/object rights by stockholders other than the Company’s directors and officers holding Company stock with a fair market value of less than $200,000, and other customary closing conditions.

The Purchase Agreement may be terminated by either the Buyer or the Company if the Closing has not occurred by February 28, 2011 or upon the occurrence of certain customary events as set forth in the Purchase Agreement.  Pursuant to the terms of an Addendum to the Distribution Agreement dated November 5, 2010 (the “Distribution Agreement Amendment”), if the Asset Sale is not approved by the Company’s stockholders or if the Company does not complete the Asset Sale for other reasons, the Company will be required to sell 150 kits comprised of two sterile handpieces and other surgical accessories (each, a “TMR Kit”) to the Buyer at a price of $110 per kit, an approximate 90% discount to the current average sale price for TMR Kits that would have a similar effect on the Company’s financial condition as would a termination fee of approximately $150,000.

The foregoing description of the Asset Sale does not purport to be a complete statement of the parties’ rights under the Purchase Agreement and the Distribution Agreement Amendment and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Distribution Agreement Amendment, copies of which are filed with the this Current Report as Exhibit 2.1 and Exhibit 10.20.1, respectively, and are incorporated by reference herein.

The Company’s Board of Directors has approved the Purchase Agreement and adopted resolutions recommending stockholder approval of the Purchase Agreement.  All of the Company’s directors voted to approve the Asset Sale, with the exception of Dr. Brent Norton, who abstained from voting because he also serves as a member of the board of directors of the Buyer Parent.  The Company has agreed to hold a stockholders’ meeting to submit the Purchase Agreement to its stockholders for their approval.

On November 8, 2010, the Company issued a press release announcing the signing of the Purchase Agreement.  This press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Important Additional Information Will Be Filed With the SEC

The Company plans to file with the SEC and mail a proxy statement to its stockholders in connection with the proposed Asset Sale and the other corporate matters described therein. The proxy statement will contain important information about the Company and the Buyer, the proposed Asset Sale and the Purchase Agreement, and other corporate matters described therein. Investors and security holders are urged to read the proxy statement carefully when it is available before making any voting or investment decision with respect to the proposed Asset Sale and the other corporate matters described therein.

Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed by the Company with the SEC through the website maintained by the SEC at www.sec.gov or on the Company’s website at www.plcmed.com.

In addition, investors and security holders will be able to obtain free copies of the proxy statement from the Company by contacting PLC Systems Inc., Attn.: Investor Relations at 10 Forge Park, Franklin, Massachusetts 02038 or by calling 508-541-8800.

The Company and its directors and executive officers, may be deemed to be participants in the solicitation of proxies with respect to the proposed Asset Sale and the other corporate matters set forth in the proxy statement. Information regarding the Company’s directors and executive officers and their ownership of Company shares is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and its definitive proxy statement for the Company’s 2010 Annual Meeting of Stockholders which was filed with the SEC on April 23, 2010, and is supplemented by other public filings made, and to be made, with the SEC. The Company’s directors and executive officers own approximately 11.8% of the Company’s common stock. A more complete description will be available in the proxy statement filed in connection with the proposed Asset Sale. Investors and security holders may obtain additional information regarding the direct and indirect interests of the Company and its directors and executive officers with respect to the proposed Asset Sale by reading the proxy statement and other filings referred to above.

Safe Harbor for Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this Current Report (as well as information included in oral statements or other written statements made or to be made by executive officers or directors of the Company) contains statements that are forward-looking, such as expectations about the proposed Asset Sale and the Purchase Agreement, the retention of the net cash proceeds by the Company, the timetable for completing the Asset Sale, the amount of Customer Service Obligations outstanding, the ability of the Company to obtain additional funding to continue operations or find a purchaser for its remaining assets, and the proxy statement to ask Company stockholders to approve the proposed Asset Sale and the Purchase Agreement. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, the risk that the Company’s stockholders do not approve the Purchase Agreement, the risk that the proposed Asset Sale is not closed, and the risk that the Company does not obtain additional funding to continue operations or find a purchaser for its remaining assets. For more information, review the Company’s filings with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1

Asset Purchase Agreement dated November 5, 2010 by and among the Registrant, PLC Medical Systems, Inc., PLC Sistemas Medicos Internacionais (Deutschland) GmbH, Novadaq Corp. and Novadaq Technologies Inc.*

10.20.1	Addendum to Amended and Restated Distribution Agreement dated November 5, 2010 by and among the Registrant, PLC Medical Systems, Inc., Novadaq Technologies Inc. and Novadaq Corp.

99.1	Press Release issued November 8, 2010

*Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLC Systems Inc.

November 10, 2010	By:	/s/ James G. Thomasch
Name: James G. Thomasch
Title: Senior Vice President, Finance and Administration and Chief Financial Officer